Exhibit 99.2
Q1 2014 Investor Update
May 12, 2014

Intersections Corporate Overview
Statements in this presentation relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements.” These forward-looking statements involve known and unknown risks and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by these statements. Factors and uncertainties that may cause actual results to differ include, but are not limited to, the risks disclosed in the company’s filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to revise or update any forward-looking statements.

Please see the company’s release and website at www.intersections.com for additional details on quarterly results.

IDENTITY GUARD.

voyce™

UNDERSTAND YOUR DOG
LIKE NEVER BEFORE

INTERSECTIONS INC.

About Intersections Inc.
Intersections Inc. (Nasdaq: INTX) is a leading provider of identity risk management, privacy protection and other subscription based services for consumers. Our core services monitor personal information for our consumers, aggregate it into digestible, consumer-friendly reports and alerts, and provide personalized education and support to help our customers understand their information and take the actions they deem appropriate. Since our business was founded in 1996, Intersections has protected the identities of more than 36 million consumers. To learn more, visit
www.intersections.com.
Founded:	1996
NASDAQ Symbol:	INTX
Headquarters:	Chantilly, VA
Employees:	644
Consumers Protected To Date:	Over 36 million
Fast Facts

Please see the company’s release and website at www.intersections.com for additional details on quarterly results.

Q1 2014 Segment Updates
Please see the company’s release and website at www.intersections.com for additional details on quarterly results.

➢ In Q1 ‘14 we restructured our internal organization and created an additional reporting segment and Corporate business unit.
 o Expenses related to legal, compliance, human resources, finance, internal audit, and other expenses that are not attributable to a particular segment are reported in Corporate.
➢ Our products and services are currently grouped into four reportable segments:
 o Consumer Products & Services (CP&S)
 o Pet Health Monitoring
 o Bail Bonds Industry Solutions
 o Market Intelligence
➢ On March 10, 2014 Intersections’ Board determined to cease ongoing operations at our subsidiary, Intersections Business Intelligence Services (DBA Zumetrics). These
 operations ceased on or around April 30, 2014. We plan to classify Zumetrics® as a discontinued operation at the time it meets the requirements under U.S. GAAP and thereafter we will no longer have a Market Intelligence segment.
 o For Q1 ‘14 Zumetrics recorded a Loss from Operations of approximately $(1.4) million.

Q1 2014 Consolidated Operating Results
► Revenue for Q1 ‘14 was $66.0 million, compared to $81.6 million in Q1 ‘13 and $72.1 in
 Q4 ‘13.* The decrease in revenue from the same quarter last year was due to:
 o The reduction, suspension or termination of marketing as well as cancellation of certain subscriber portfolios by our U.S. financial institution clients.
 o This was partially offset by increased revenue from our consumer direct product line.
► Total subscribers decreased to approximately 2.8 million at the end of Q1 ‘14 compared to
 4.2 million at the end of Q1’13 and 2.9 million at the end of Q4 ‘13.
 o On a rolling 12 month basis our overall retention as of the end of Q1 ‘14 was 58.8% compared to
 56.% as of Q4 ‘13.
 o Excluding the impact of approximately 1.1 million subscriber cancelations by some of our banking clients the underlying retention would have been 82.2% as of the end of Q1 ‘14 compared to
 78.8% as of Q4 ‘13.

Please see the company’s release and website at www.intersections.com for additional details on quarterly results.
* We ceased all business activities in our subsidiary Net Enforcers in the Second Quarter of 2013, our FY 2013 financials have been recast to represent Net Enforcers as a discontinued operations.

Q1 2014 Consolidated Operating Results (cont’d)
► Adjusted EBITDA before share related compensation and non-cash impairment charges for
 Q1 ‘14 was $1.4 million, compared to $9.8 million in Q1 ‘13 and $5.2 million in Q4 ‘13.*
 The primary drivers of this decrease from the same quarter as last year are:
 • A decrease in revenue from our U.S. financial institution clients which was partially offset by increased revenue from our consumer direct product line (in our CP&S segment)
 • A greater loss from operations of over $2.3 million in our Pet Health segment
 • A greater loss from operations of $866 thousand in Market Intelligence **
 • Partially offset by lower expenses in Corporate
► Net (loss) for Q1 ‘14 was $(2.8) million compared to $2.2 million net income for Q1 ‘13 and $119 thousand for Q4 ‘13.
 o Diluted loss per share was $(0.15) for Q1 ‘14 compared to diluted income per share of $0.12 for Q1 ‘13 and <
 $0.01 for Q4 ‘14.
► Intersections generated $5.7 million in cash flow provided by operations in Q1 2014 compared to $3.8 million in Q1 2013 and $5.7 million in Q4 2013.

Please see the company’s release and website at www.intersections.com for additional details on quarterly results.
** As of Q2 ‘14 we will no longer have a Market Intelligence segment as these operations ceased on or around April 30, 2014.
* We ceased all business activities in our subsidiary Net Enforcers in the Second Quarter of 2013, our FY 2013 financials have been recast to represent Net Enforcers as a discontinued operations

Our Strategy to Fuel Future Growth

Our plans to reignite growth at Intersections are based on the following primary objectives:
►Grow our IDENTITY GUARD® brand over time by expanding product offerings, increasing marketing and creating new non-financial institution endorsed partnerships.

►Launch and grow VoyceTM , our new pet health monitoring platform.
 oAs previously announced, we expect VoyceTM will be available this Summer.
►Manage our U.S. large bank business to exceed the expectations of the millions of subscribers who continue to use and value our products and services, grow this business where possible and maximize cash generation to fund higher growth initiatives.
Please see the company’s release and website at www.intersections.com for additional details on quarterly results.

INTERSECTIONS INC.
NASDAQ: INTX
Innovating to protect
WHAT'S IMPORTANT TO YOU

Thank You

IDENTITY GUARD

voyce™

UNDERSTAND YOUR DOG
LIKE NEVER BEFORE

INTERSECTIONS INC.

Corporate Headquarters
Intersections Inc.
3901 Stonecroft Boulevard
Chantilly, VA 20151
Toll-free: 800.695.7536
www.intersections.com
Investor Relations
Eric S. Miller
IR@intersections.com
Tel: 703.488.6100
VOYCE
www.mydogsvoyce.com
Identity Guard
www.identityguard.com